UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2007 (May 17, 2007)

Trimble Navigation Limited

(Exact name of registrant as specified in its charter)

California	0-18645	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)
935 Stewart Drive, Sunnyvale, California, 94085 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2007, the Board of Directors appointed Julie Shepard, currently the Company’s Vice President of Finance, as Principal Accounting Officer. Prior to her appointment, Rajat Bahri, the Company's Chief Financial Officer, had acted as Principal Accounting Officer on an interim basis. Mr. Bahri will continue to act as the Company's Chief Financial Officer and Principal Financial Officer. Ms. Shepard, age 49, joined Trimble in December 2006 as vice president of finance. Ms. Shepard brings with her over 20 years of experience in a broad range of finance roles. She is responsible for Trimble's worldwide finance operations including financial planning, accounting, external reporting, and compliance. Most recently, Ms. Shepard served as vice president of finance and corporate controller at Quantum Corporation, from 2005 to 2006, and prior to that, from 2004 to 2005, as an independent consultant to Quantum Corporation. She was vice president of finance at Nishan Systems, from 2000 to 2003. Ms. Shepard began her career at Price Waterhouse and is a Certified Public Accountant. She received a B.S. from California State University where she majored in Accounting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE NAVIGATION LIMITED a California corporation

Dated: May 22, 2007	/s/ Irwin Kwatek
Irwin Kwatek
Vice President